UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2012

Ryder System, Inc.
____________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
_________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On December 13, 2012, Gregory T. Swienton, the Chairman of the Board of Directors and Chief Executive Officer of Ryder System, Inc. (the “Company”) advised the Company's Board of Directors (the “Board”) that he will retire as the Company's Chief Executive Officer effective as of January 1, 2013 at which time he has agreed to assume the role of Executive Chairman. We expect that immediately following the Company's annual meeting of shareholders on May 3, 2013, Mr. Swienton will retire from his position as Executive Chairman and as a director of the Company. On December 13, 2012, the Board approved the appointment of Mr. Robert E. Sanchez, the Company's current President and Chief Operating Officer, as the Company's President and Chief Executive Officer and to the Board of Directors, effective January 1, 2013. Mr. Sanchez will serve as a director until the May 2013 shareholders' meeting at which time he will be nominated for reelection by the shareholders. Upon Mr. Swienton's retirement from the Board in May 2013, we expect Mr. Sanchez to succeed him as Chairman of the Board upon his reelection.
As Executive Chairman, Mr. Swienton will remain an executive officer and employee of the Company with responsibility for advising senior management with respect to the strategy, management and operations of the company, as well as customer and investor relations. Mr. Sanchez will continue to report to Mr. Swienton until Mr. Swienton's retirement in May 2013.
As Executive Chairman, Mr. Swienton will continue to receive his current salary ($938,000), pro-rata annual incentive and executive benefits but will not receive a long-term equity incentive award in February. Upon full retirement in May 2013, Mr. Swienton will be eligible to receive all post-retirement benefits to which he is entitled under all current compensation and benefits plans. Mr. Swienton will not receive any severance payments/benefits in connection with his retirement and his existing Severance Agreement will terminate upon his retirement in May 2013.
On December 13, 2012, the Company entered into a consulting agreement with Mr. Swienton that will become effective in May 2013. Pursuant to the consulting agreement, Mr. Swienton will serve as a consultant to the Company for a two-year period beginning May 4, 2013. Under Mr. Swienton's consulting agreement, he will perform consulting services for the Company, including advising management and the Board with respect to strategy and other key corporate matters, and such other services as may be mutually determined with the Company's then-current Chief Executive Officer. Mr. Swienton also agreed to certain non-competition, non-solicitation and non-disparagement covenants during the consulting period and for one year thereafter.
The consulting agreement provides that during the consulting period Mr. Swienton will receive a consulting fee as follows: $75,000 per month for the first 12 months and $50,000 per month for the following 12 months. Pursuant to the terms and conditions of the Company's 2012 long-term incentive award, during such time as Mr. Swienton continues to provide services to the company under the consulting agreement, Mr. Swienton's stock options and performance-based restricted stock rights granted to him in February 2012 will continue to vest pursuant to their terms. As a consultant, Mr. Swienton will not be entitled to receive any other compensation or benefits.
A copy of the consulting agreement is filed with this report as Exhibit 10.1.
In connection with Mr. Sanchez's appointment as President and Chief Executive Officer, the Board, upon recommendation of the Compensation Committee of the Board, approved the following adjustments to Mr. Sanchez's compensation:

•
Effective January 1, 2013, his salary will be increased to $700,000, his target annual bonus will be increased to 150% of his salary and the target value of his long-term incentive will be increased to 350% of the midpoint of the relevant salary range for his management level.

•
Effective May 3, 2013, in connection with Mr. Swienton's retirement from the Company, Mr. Sanchez's salary will be further increased to $750,000. His target annual bonus and long-term incentive value will not change at that time.

Mr. Sanchez will not receive any additional compensation for his service on the Board.
In addition, the Company anticipates entering into an amended severance agreement with Mr. Sanchez that will provide for severance benefits substantially similar to those currently provided to Mr. Swienton in his position as Chief Executive Officer. Specifically, the Company expects that the severance agreement will provide (i) that if Mr. Sanchez's employment is terminated due to death or disability, without cause or not in connection with or after a change in control (as each term is defined in the severance agreement), Mr. Sanchez would receive salary continuation for thirty (30) months and a lump sum bonus equal to two and a half times (2.5x) his target annual bonus and (ii) that if such termination occurs in connection with or after a change in control, Mr. Sanchez would be entitled to a lump sum payment equal to three times (3x) the sum of his base salary on the date of termination plus his target annual bonus.
There is no arrangement or understanding between Mr. Sanchez and any other person pursuant to which Mr. Sanchez has been appointed as President and Chief Executive Officer and as a member of the Board. There are no family relationships between Mr. Sanchez and any of the Company's directors and executive officers, and Mr. Sanchez is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Sanchez's business experience is set forth in the Company's 2012 Form 10-K filed with the Securities and Exchange Commission on February 16, 2012 and incorporated by reference herein.
A press release announcing the Company's CEO succession plan is filed with this report as Exhibit 99.1.
(c), (d), (e)
The information set forth in Item 5.02(b) is incorporated by reference into these Items.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this Report on Form 8-K:
Exhibit 10.1: Consulting Agreement dated December 13, 2012
Exhibit 99.1: Press Release dated December 17, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

December 17, 2012	By:	Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Consulting Agreement dated December 13, 2012
99.1	Press Release dated December 17, 2012